Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned officers of Texas Roadhouse, Inc. (the "Company") certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2026	By:	/s/ GERALD L. MORGAN

Gerald L. Morgan
Chief Executive Officer, Executive Vice Chairman
(Principal Executive Officer)

Date: May 8, 2026	By:	/s/ MICHAEL S. LENIHAN

Michael S. Lenihan
Chief Financial Officer
(Principal Financial Officer)

Date: May 8, 2026	By:	/s/ KEITH V. HUMPICH

Keith V. Humpich
Chief Accounting and Financial Services Officer
(Principal Accounting Officer)